UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Molson Coors Brewing Company (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on June 1, 2011 for the sole purpose of disclosing the Company’s decision regarding the frequency with which it will include advisory votes on the compensation of its named executive officers in future annual meeting proxy materials.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, at the Company’s 2011 annual meeting of stockholders approximately 99% of the votes cast by stockholders were voted, on an advisory basis, in favor of holding advisory votes on named executive officer compensation every three years. In light of these results, the Company has determined to hold an advisory vote on named executive officer compensation every three years until the next required advisory vote on the frequency of future votes on named executive officer compensation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	September 13, 2011	By:	/s/Samuel D. Walker
Samuel D. Walker
Chief Legal Officer